As filed with the Securities and Exchange Commission on March 14, 1994
                                            Registration No. 33-

                    SECURITIES AND EXCHANGE COMMISSION
                        Washington, D.C.  20549


                              FORM S-8

                       REGISTRATION STATEMENT

                 UNDER THE SECURITIES ACT OF 1933


                   LINCOLN NATIONAL CORPORATION
       (Exact name of registrant as specified in its charter)

                Indiana                    35-1140070
     (State or other jurisdiction of    (I.R.S. Employer
     incorporation or organization)     Identification Number)

     1300 South Clinton Street
     Fort Wayne, Indiana  46802
     (Address of principal executive offices)


                    Lincoln National Corporation
             Employees' Savings and Profit-Sharing Plan
                      (Full title of the Plan)


                           Jack D. Hunter
                     1300 South Clinton Street
                     Fort Wayne, Indiana  46802
                           (219) 455-2000
     (Name, address and telephone number of agent for service)

                        Calculation of Registration Fee
     Title of     Amount      Proposed       Proposed     Amount of
     securities   to be       maximum        maximum      registration
     to be       registered   offering       aggregate    fee
     registered               price per      offering
                              unit           price
     Lincoln      1,500,000   $41.06*        $61,590,000*  $21,236.23
     National     shares
     Corp.
     Common Stock

     *Included solely for the purpose of calculating the registration fee. Based upon the price of an actual share of LNC Common Stock on March 10, 1994, calculated pursuant to Rule 457(c). In addition, pursuant to Rule 416(c) under the Securities Act of 1933, this registration statement also covers an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plan(s) described herein.

     The contents of two earlier Registration Statements, File Nos. 33-13605 and 33-59444, are hereby incorporated into this Registration Statement by reference.

     Item 8.  Exhibits.  In addition to those exhibits previously filed under
     Item 8 to the Registration Statements incorporated herein by reference, the following exhibits are included with this Registration Statement in accordance with General Instruction E to Form S-8.

     5     Opinion of Dennis L. Schoff, Esq., regarding legality

     23(a) Consent of Dennis L. Schoff, Esq. (included in Exhibit 5)

     23(b) Consent of Ernst & Young, Independent Auditors

                             POWER OF ATTORNEY

     LET IT BE KNOWN that each officer or director of Lincoln National Corporation whose signature appears in paragraph (b) under "SIGNATURES" below revokes all Powers of Attorney authorizing any person to act as his/her attorney-in-fact relative to the Lincoln National Corporation Employees' Savings and Profit-Sharing Plan which were previously executed by him/her and appoints Dennis L. Schoff, John L. Steinkamp, and C. Suzanne Womack, jointly and severally, his/her attorneys-in-fact, with power of substitution, for him/her in all capacities, to sign amendments and post-effective amendments to the Registration Statement of Lincoln National Corporation Employees Savings and Profit-Sharing Plan and to file such amendments with exhibits with the Securities and Exchange Commission, hereby ratifying all that each attorney-in-fact may do or cause to be done by virtue of this power.

                              SIGNATURES

     (a) THE REGISTRANT. Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8, and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Fort Wayne, State of Indiana, on the 10th day of March, 1994.

                                   LINCOLN NATIONAL CORPORATION

                                   By:/S/Robert A. Anker
                                      Robert A. Anker, President and
                                      Chief Operating Officer

     (b) Pursuant to the requirements of the Securities Act of 1933, this Amendment to the Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

     Signature                  Title                             Date

    /s/Ian M. Rolland         Chairman of the Board &           3-10-94
    (Ian M. Rolland)          Director (Principal Executive
                              Officer)


    /s/Robert A. Anker        President, Chief Operating        3-10-94
    (Robert A. Anker)         Officer and Director


    /s/Donald L. VanWyngarden Second Vice President &           3-14-94
    (Donald L. VanWyngarden)  Controller (Principal
                              Accounting Officer

    /s/Richard C. Vaughan    Senior Vice President              3-10-94
    (Richard C. Vaughan)     (Principal Financial Officer)

    /s/J. Patrick Barrett    Director                           3-10-94
    (J. Patrick Barrett)

    /s/Thomas D. Bell, Jr.   Director                           3-10-94
    (Thomas D. Bell, Jr.)

    /s/Daniel R. Efroymson   Director                           3-10-94
    (Daniel R. Efroymson)

    ____________________     Director                          __________
    (Harry L. Kavetas)

    /s/M. Leanne Lachman     Director                           3-10-94
    (M. Leanne Lachman)

    /s/Leo J. McKernan        Director                          3-10-94
    (Leo J. McKernan)

    /s/Earl L. Neal          Director                           3-10-94
    (Earl L. Neal)

    /s/John M. Pietruski     Director                           3-10-94
    (John M. Pietruski)

    /s/Jill S. Ruckelshaus   Director                           3-10-94
    (Jill S. Ruckelshaus)

    /s/Gordon A. Walker      Director                           3-10-94
    (Gordon A. Walker)

    /s/Gilbert R. Whitaker, Jr.  Director                       3-10-94
    (Gilbert R. Whitaker, Jr.)


                                 SIGNATURES

     THE PLAN. Pursuant to the requirements of the Securities Act of 1933, the Members of the LNC Benefits Investment Committee have duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Fort Wayne, State of Indiana, on the 14th day of March, 1994.

                              LINCOLN NATIONAL CORPORATION
                              EMPLOYEES' SAVINGS AND
                              PROFIT-SHARING PLAN


                              By:/s/Jon A. Boscia
                                 Jon A. Boscia, Chairman
                                 Lincoln National Corporation
                                 Benefits Investment Committee


                            EXHIBIT INDEX

     5      Opinion of Dennis L. Schoff, Esq., regarding legality

     24(a)  Consent of Dennis L Schoff, Esq. (included in Exhibit 5)

     24(b)   Consent of Ernst & Young, Independent Auditors